SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2008

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 26, 2008, the Board of Directors of Boston Private Financial Holdings Inc.’s (the “Company”) Los Angeles-based affiliate, First Private Bank & Trust (“First Private”), approved certain management changes. The First Private board appointed James D. Dawson, the newly-named CEO of the Company’s private banking business segment and current President and Chief Operating Officer of Boston Private Bank & Trust Company, as First Private’s interim Chief Executive Officer. The board also named Bruce K. Farrell, EVP and Chief Credit Officer of the Company’s San Francisco-based private banking affiliate, Borel Private Bank & Trust Company, as interim Chief Credit Officer for First Private. Both Mr. Dawson and Mr. Farrell will retain their respective current positions. The First Private board also announced the retirement of Richard C. Taylor, President and CEO of First Private effective March 31, 2008, and accepted the resignations of E. Wayne Lewis, EVP, Chief Credit Officer; and Robert Franks, SVP, Construction Loan/Credit Originator. First Private will immediately commence a formal search to permanently fill these positions. In addition, Mr. Dawson and Mary Fischer, Chief Operating Officer of First Private, were named to the First Private board of directors.

A copy of the press release, dated February 26, 2008, announcing the management changes is filed as Exhibit 99.1 hereto.

Item 9.01 Exhibits

(d)	Exhibits.

99.1	Press Release dated February 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Walter M. Pressey
Name:	Walter M. Pressey
Title:	President

Date: February 28, 2008

EXHIBIT INDEX

99.1 Press Release dated February 26, 2008